EXHIBIT 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-119945 on Form S-11 of our report dated October 5, 2005 related to the statement of revenues and certain operating expenses for the Western Office Portfolio for the year ended December 31, 2004, our report dated October 11, 2005 related to the statement of revenues and certain operating expenses for Buena Vista Plaza for the year ended December 31, 2004, our report dated November 28, 2005 related to the statement of revenues and certain operating expenses for Riverview Tower for the year ended December 31, 2004, our report dated December 14, 2005 related to the statement of revenues and certain operating expenses for G Street Property for the year ended December 31, 2004, our report dated February 15, 2006 related to the statement of revenues and certain operating expenses for Ashford Perimeter for the year ended December 31, 2004, our report dated March 22, 2006 related to the statement of revenues and certain operating expenses for Burnett Plaza for the year ended December 31, 2005, our report dated March 22, 2006 related to the statement of revenues and certain operating expenses for Woodcrest Center for the year ended December 31, 2005, our report dated June 27, 2006 related to the statement of revenues and certain operating expenses for Paces West for the year ended December 31, 2005, our report dated August 9, 2006 related to the statement of revenues and certain operating expenses for Riverside Plaza for the year ended December 31, 2005, our report dated August 9, 2006 related to the statement of revenues and certain operating expenses for the Terrace for the year ended December 31, 2005 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus, which is part of the Registration Statement and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
September 18, 2006